                                                                    EXHIBIT 10.7


                                                                    SOUTH SALEM

                                   LEASE



         Dated:   April 17th, 1998

         Lessor:  PD PROPERTIES L.L.C.
                  an Oregon limited liability company
                  Suite 350
                  9725 S.W. Beaverton-Hillsdale Hwy.
                  Beaverton, Oregon 97005

         Lessee:  G. I. Joe's, Inc.,
                  an Oregon corporation
                  9805 Boeckman Dr.
                  Wilsonville, Oregon 97070

     1. Premises. Lessor leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, the real property described in Exhibit "A" attached, including all improvements, machinery, apparatus equipment and fixtures, located thereon (the "Premises"), but excluding trade fixtures described in Exhibit "B" that are owned by Lessee, and SUBJECT, HOWEVER, to all ground leases and other superior leases affecting the Premises and all liens, charges, encumbrances, encroachments and other matters of title existing on the commencement of the term of the Lease (all of the aforesaid items shall be referred to in this Lease as "Permitted Exceptions").

     The parties acknowledge that Lessee is the present owner and occupant of the Premises and is knowledgeable and familiar with all relevant aspects of its condition, use and operation. Lessee expressly accepts, without recourse to Lessor, all aspects of the title to the Premises, the rights of parties in possession and any existing leases affecting the Premises (including, without limitation, any underlying lease or ground lease of the Premises) and the nature, physical condition, suitability and usability of the Premises.

     2. Term; Option for Extension.
        --------------------------

     2.1 Initial Term. The term of this Lease shall be for 180 months commencing 5-1-98 ("Lease Commencement Date") and ending on April 30, 2013 ("Lease Termination Date").

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     2.2 Option for Extension. Provided Lessee is not in default (at the time the option is exercised and as of the last day of the then existing term), Lessee shall have the option to renew this Lease (the "Option") for two additional five (5) year-terms on the same terms and conditions except for rent which shall be adjusted in accordance with paragraph 4 below. The Option must be exercised in writing delivered to Lessor not less than one year prior to the applicable termination date (e.g., the first option to extend must be exercised no later than April 30, 2012.

     3. Possession. Lessor has delivered possession of the Premises to Lessee.

     4. Rent. Lessee shall pay to Lessor rent for the Premises as follows:

          4.1 Base Rent; Adjustments. Lessee covenants and agrees to pay to Lessor on a monthly basis, without notice or demand and without deduction or setoff, a fixed monthly base rent ("Base Rent") in the sum of $32,153 per month, commencing on the effective date of this Lease (the "Commencement Date"), which will be the date on which Lessor acquires the fee title or a leasehold estate in the Premises (which will be evidenced of record by a memorandum of lease mutually acceptable to the parties, which will be recorded simultaneously with the deed or assignment of lease to Lessor). Base Rent shall be absolutely net to Lessor, so that this Lease shall yield to Lessor the Base Rent throughout the term of this Lease. The Base Rent shall be adjusted every 60 months during the term of this Lease, with the initial adjustment to be effective as of May 1, 2013. The amount of each adjustment shall be the percentage increase in the United States Bureau of Labor Consumer Price Index for U.S. City Average, all Items, all Urban Consumers ("CPI") (base year 1982-1984 equals 100 (or if such designated index is discontinued or no longer publicly available, then a substitute CPI index measuring the cost of living in the United States as Lessor may select and Lessee reasonably approve, for purposes of making the calculations required by this Lease) ("Index") during the preceding 60 month period, provided no such increase for any one year shall be greater than 3% or less than 2% and no rent adjustment shall result in a base rent less than the base rent for the preceding 60 month period, times the Base Rent for the preceding 60 month period. If the Index is discontinued or adjusted during the Lease term, the adjustment computation shall be made by reference to any comparable index or other formula which would produce substantially similar results as intended by use of the Index. The Index published most recently before the commencement date of this Lease and the last day of each 60 month adjustment period, shall be the applicable index reference points.

          4.2 Additional Rent. Lessee shall also pay, as additional rent, all other amounts, costs, expenses, liabilities and obligations which Lessee assumes or agrees to pay pursuant to this Lease, and will reimburse Lessor for any payment

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thereof made by Lessor in accordance with the provisions of this Lease
("Additional Rent"). Additional Rent shall include all sums other than Base Rent, payable by Lessee under this Lease, either to Lessor directly or to a third party. In the event of any failure by Lessee to pay any of the Additional Rent, Lessor shall have all rights, powers and remedies provided for in this Lease or by law as in the case of nonpayment of the Base Rent.

          4.3 Time and Manner of Rent Payments. Unless otherwise provided in this Lease, rent shall be payable in advance on the first day of each month, commencing with the Commencement Date.

          4.4 Method and Place of Rent Payments. Rent shall be payable in lawful money of the United States to Lessor at the address stated below for the delivery of notices or to such other persons or at such other places as Lessor may designate in writing. Lessor will have the right and option to require that payments of rent by Lessee shall be made by wire transfer of immediately available federal funds to such account(s) and in such manner as Lessor may designate from time to time by written notice to Lessee (which may include, without limitation, payments to a lock box account at a financial institution designated by Lessor).

          4.5 Computation of Base Rent. For any portion of a calendar month, included at the beginning or end of the lease term, Lessee shall pay 1/30th of the applicable Base Rent for each day of such portion payable on the Commencement Date or on the first day of the month at the end of the lease term.

          4.6 Interest on Late Payments. If Lessee shall fail to make payment of any installment of Base Rent or any payment of Additional Rent as provided in this Lease within ten (10) days after such payment is due, Lessee shall pay to Lessor, in addition to such installment of Base Rent or such Additional Rent, interest thereon at the greater of four percent (4%) per annum above the publicly announced prime or reference rate from time to time of Wells Fargo Bank, N.A. (or the prime or reference rate of such other regional or national bank as is selected by Lessor for this purpose, if the designated bank's prime rate is no longer publicly available), or 18 percent per annum, but not in any event at a rate higher than the maximum rate permitted under applicable law, computed from the date such payment was due to and including the date of payment in full.

          4.7 Net Lease. This Lease is an absolute net lease. Except only as otherwise expressly set forth herein, the Base Rent, Additional Rent and all other sums payable hereunder to or on behalf of the Lessor shall be paid without notice or demand and without offset, set-off, counterclaim, abatement, suspension, deduction or defense of any kind.

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          4.8 Non-Terminability. Except as otherwise expressly set forth herein, this Lease shall not terminate, nor shall the Lessee have any right to terminate this Lease or be entitled to any abatement of any rent or any reduction thereof, nor shall the obligations hereunder of the Lessee be otherwise affected, by reason of (a) any damage to or the destruction of all or any part of the Premises from whatever cause, (b) the condemnation or other taking of the Premises or any portion thereof by condemnation or otherwise, (c) the prohibition, limitation or restriction of the Lessee's use of the Premises as the result of any legal requirement or the interference with such use by any private person or corporation, (d) any eviction by paramount title or otherwise,
(e) any loss or termination of tax abatement or exemption of the Premises, (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Lessor, or any action taken with respect to this Lease by any trustee or receiver of Lessor, or by any court, in any such proceeding, (g) any claim which Lessee has or might have against Lessor, (h) any failure on the part of Lessor to perform or comply with any of the terms hereof or of any other agreement with Lessee, or (i) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, it being the intention of the parties hereto that the Base Rent and additional rent reserved hereunder shall continue to be payable in all events, and the obligations of the Lessee hereunder shall continue unaffected unless the requirement to pay or perform the same shall be terminated pursuant to an express provision of this Lease.

          4.9 Non-Terminability for Insolvency of Lessor. Lessee covenants and agrees that it will remain obligated under this Lease in accordance with its terms, and that the Lessee will not take any action to terminate, rescind or avoid this Lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting the Lessor or any assignee of the Lessor in any such proceeding and notwithstanding any action with respect to this Lease which may be taken by any trustee or receiver of the Lessor or of any assignee of the Lessor in any such proceeding or by any court in any such proceeding.

          4.10 Waiver by Lessee. Lessee waives all rights now and hereafter conferred by law (a) to quit, terminate or surrender this Lease or the Premises or any part thereof or (b) to any abatement, suspension, deferment or reduction of the Base Rent or Additional Rent or any other sums payable under this Lease, regardless of whether such rights shall arise from any present or future constitution, statute or rule of law, except as otherwise specifically set forth herein.

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     5. Use/Condition of Premises.
        -------------------------

          5.1 Use. Tenant's initial use of the Premises (the "Initial Use") shall be for the retail sale of sporting goods, including boats and boating supplies, outdoor and active wear, footwear, automotive parts, supplies and accessories and any product or service incidental to the foregoing. The Initial Use and except as prohibited in Exhibit __ attached, any other lawful use of the Premises shall for all purposes of this Lease be a Permitted Use; provide, that Lessee will not use the Premises for a use that would violate any of the Permitted Exceptions or Legal Requirements or Contractual Obligations (as defined below). Lessee, at its expense, will also promptly comply with and perform all obligations required under any covenants, conditions and restrictions, easement agreements, operating agreements, equipment leases, or other contractual obligations applicable to and binding upon the Premises (the "Contractual Obligations"). Lessee shall not use nor permit the use of the Premises in any manner which creates waste or a nuisance.

          5.2 Compliance with Legal Requirements. Lessee shall, at Lessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, and requirements in effect during the term or any part of the term hereof, regulating the premises including without limitation all requirements regarding storm drains, fire protection, emissions or discharges ("Legal Requirements").

          5.3 Condition of Premises. Lessee has thoroughly inspected the Premises and accepts the Premises in their condition existing as of the Lease Commencement Date AS IS, without warranty expressed or implied, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record. Lessee acknowledges neither Lessor nor any of Lessor's agents has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business.

          5.4 Use of Hazardous Material.
              -------------------------

               5.4.1 As used herein, the term "Hazardous Materials" is used in its very broadest sense, and refers to materials which because of their quantity, concentration, or physical, chemical, or infectious characteristics may cause or pose a present or potential hazard to human health or the environment when improperly handled, treated, stored, transported, disposed of, or otherwise managed. The term shall include, but is not limited to, all petroleum, petroleum products, explosives, radioactive materials, hazardous wastes, hazardous or toxic substances, or any material containing one percent or more asbestos by weight, and other hazardous or toxic substance, material or waste

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     including but not limited to substances, materials and waste listed in the
     United States Department of Transportation Hazardous Materials Tables or by the United States Environmental Protection Agency as hazardous substances, petroleum products or other substances, materials or waste which are or become regulated under any applicable local state or federal law.

               5.4.2 As a material inducement for Lessor to enter into this Lease, Lessee represents and warrants that (a) throughout the Term (i) all parts of the Premises which will be kept free (by Lessee and others) of Hazardous Materials, and (ii) no part of the Premises will be used by Lessee or others to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process Hazardous Materials (except for Permitted Products, as defined below), and (b) Lessee will not suffer or permit any activity in, at or from all or any part of the Premises will cause or contribute to the pollution (by petroleum or petroleum products, or otherwise) of the Premises in whole or in part or any other property. Lessee shall comply fully with all applicable laws pertaining to the protection of human health and the environment, including but not limited to employee and community right-to-know laws and all laws regarding the use, generation, storage, transportation, treatment, disposal or other handling of hazardous substances ("Environmental Requirements"). The only Hazardous Materials permitted on the Premises are items of Lessee's inventory held for sale and cleaning products, landscape fertilizer and other materials in ordinary quantities which are used in the ordinary course of business and necessary for the conduct of Lessee's business and which Lessee uses in strict compliance with all applicable Environmental Requirements (the "Permitted Products").

               If during the Term any Hazardous Materials are dumped, released, discharged, spilled or leaked onto or into the Premises or found to be contaminating the Premises (or if a party has reasonable cause to believe that such dumping, releasing, discharge, spilling or leak may have occurred or that such hazardous Materials may be contaminating the Premises), the party will notify the other party, in writing (except in cases of an emergency, in which event the party shall have the right to take action without such notice) as to the matter in question. In such event, the parties will cooperate in having reasonable examinations, tests or investigations performed at Lessee's expense to determine the extent of the problem and nature of appropriate corrective action (or if Lessee fails to cause such examinations or investigations to be performed after notice of the required action as provided in this Section, Lessor will have the right to perform them on Lessee's behalf and at its expense). If such examinations demonstrate that the Premises is contaminated by Hazardous Materials at levels requiring remedial action under applicable laws,

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     Lessee will have thirty (30) days (or such longer time as may be reasonably necessary under the circumstances or such lesser time as may be required by emergency conditions, by law, regulation or judicial order, or by any governmental entity, whichever is sooner) after written notice from Lessor to eliminate same and (to the extent necessary) to restore the Premises to prior condition but with new non-Hazardous Materials, failing which Lessor may either terminate this Lease on written notice to Lessee or take all action deemed desirable by lessor to effect such elimination and (to the extent necessary) restoration. If Lessor elects the latter, upon request and as additional rent Lessor will be entitled to receive from Lessee all reasonable costs and expenses in any way associated therewith, plus interest at the rate provided in Section 4.6.

               5.4.3 Lessee shall indemnify defend and hold Lessor harmless from any claims, judgments, demands, penalties, fines, costs, liabilities or losses (including without limitation, diminution in value of the premises, damages for the loss of or restriction on use of the Premises and sums paid in settlement of claims, attorneys fees, consultant fees and expert fees) which arise during or after the lease term related to or arising from contamination by Hazardous Materials. This indemnification includes without limitation costs incurred by Lessor in connection with any investigation, clean up, remedial removal or restoration work required by any federal state or local governmental agency or political subdivision because of Hazardous Materials present in the soil or ground water on or under the Premises. Lessee shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the release of any Hazardous Material on the Premises provided that Landlord's approval of such action shall be first obtained. This indemnity shall survive the expiration or earlier termination of this Lease.

               5.4.4 At the commencement of the Lease and on July 1 of each year thereafter including July 1 of the year after the termination of this Lease, Lessee shall disclose to Lessor the names and amounts of all hazardous materials or any combination thereof stored, used, released or disposed of on the premises on which Lessee intends to store, use, release or dispose of on the premises.

     6. Maintenance, Repairs and Alterations.
        ------------------------------------

          6.1 Lessee's Obligations. Lessee shall put, maintain and keep the Premises, and every part thereof, in good order, condition and repair, whether or not such portion of the Premises requiring repair, or the means of repairing the same are

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reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises. Without limiting the generality of the foregoing, Lessee's obligation to repair includes all plumbing, heating, air conditioning, ventilating, electrical, lighting facilities and equipment within the Premises, fixtures, walls (interior and exterior), foundations, ceilings, roofs (interior and exterior), floors, windows, doors, plate glass and skylights located within the Premises, and all landscaping, driveways, parking lots, fences and signs located on the Premises and sidewalks and parkways adjacent to the Premises. Lessee's obligations will include, without limitation, the necessary and appropriate, interior and exterior, ordinary and extraordinary, and foreseen and unforeseen, repairs and replacements to the Premises. All such repairs and replacements shall be of good quality sufficient for the proper maintenance and operation of the Premises and shall be constructed and installed in compliance with all Legal Requirements and applicable insurance requirements.

          6.2 Surrender. On the last day of the lease term, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as when received, ordinary wear and tear excepted, clean and free of debris. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, furnishings and equipment.

          6.3 Lessor's Rights. If Lessee fails to perform Lessee's obligations under this paragraph, Lessor may at its option (but shall not be required to) enter upon the Premises after 10 days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the same rate as provided in Section 4.6, shall become due and payable as Additional Rent to Lessor payable with Lessee's next Base Rent installment.

          6.4 Lessor's Obligations. It is intended by the parties hereto that Lessor have no obligation, in any manner whatsoever to repair and maintain the Premises. Lessee expressly waives the benefit of any statute now or hereinafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair.

          6.5 Alterations and Additions.

               6.5.1 For purposes of this paragraph, the term "structural alterations" shall be interpreted consistent with the usual and customary definition of that term in the construction industry and shall include without

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     limitation, alteration to any exterior wall, load bearing wall, roof, plumbing system, heating ventilation and air conditioning system, or foundation.

               6.5.2 Lessee shall not, without Lessor's prior written consent, make any alteration, improvement or addition (collectively hereafter "Alterations") in, or about the Premises, except for nonstructural Alterations not exceeding $_________ in cumulative costs during any twelve
     (12) month period.

               6.5.3 Lessor may at its sole option require Lessee remove Alterations at the expiration of the term, and restore the Premises to their prior condition. Alterations which Lessor does not require to be removed shall immediately become the property of Lessor upon completion of the work.

               6.5.4 Should Lessee make any Alterations, without the prior approval of Lessor, Lessor may require Lessee remove any or all of same in addition to any other remedy.

               6.5.5 Any alterations, improvements, additions or utility installations in, or about the Premises that Lessee shall desire to make and which requires the consent of Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring all permits required by governmental agencies to do the work, the furnishing of a copy of each such permit to Lessor prior to the commencement of the work, and the compliance by Lessee of all conditions of each permit in a prompt and expeditious manner.

               6.5.6 Lessor's approval of Alterations, if required, shall not be unreasonably withheld or delayed if such Alterations do not materially adversely affect in the reasonable exercise of Lessor's judgment the appearance of the Premises or the value of the Premises, the Lessor's ability to release the Premises, the structural integrity of the building or its systems and conforms to the requirements of all building codes and other applicable laws, regulations and CC&R's, Legal Requirements and Contractual Obligations.

               6.5.7 All improvements, additions, installations and other Alterations (whether or not Lessor's approval is required) shall be expeditiously completed in a good and workmanlike manner and in compliance with all applicable Legal Requirements and applicable insurance requirements. Lessee shall pay the increased premium, if any, charged by the insurance companies carrying insurance policies on the Premises, to cover the additional risk during the course of such work. Lessee shall provide Lessor upon request with evidence of payment for all work done within ninety (90) days after completion thereof.

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               6.5.8 If Lessor's approval of the Alteration is required, the work shall be completed substantially in accordance with the plans and specifications approved by Lessor. If Lessee proposes to demolish existing improvements on the Premises that are part of the realty, or if the estimated cost to complete the Alteration would exceed $250,000 (or such other threshold as Lessor's first Mortgagee may require for this purpose), Lessor may require that Lessee deposit with Lessor, or with an institutional depository selected by Lessor and reasonably approved by Lessee (the "Depository"), such funds or security as Lessor may reasonably require to assure the performance and completion of the work and payment of the costs of construction. Lessor will authorize release of the security or funds in the same manner as draws on a construction loan are customarily made.

               6.5.9 Lessor and Lessor's first Mortgagee will be named as additional insureds and as dual obligees on all insurance and bonds obtained in connection with any Alteration.

               6.5.10 Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any construction lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days' notice prior to the commencement of any work in or on the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against Lessor or the Premises. If Lessor shall require, Lessee shall post a surety bond and comply with the other requirements of ORS 87.076 et seq. (or subsequent corresponding provisions) so that the Premises shall be entirely free of any such lien and shall in no way be involved in any subsequent proceedings. If any claimant seeks a personal judgment against Lessor for labor or materials provided at the request of Lessee, then Lessee shall pay Lessor's attorney's fees and costs in participating in such action, if Lessor shall decide it is in its best interest to do so.

               6.5.11 Unless Lessor requires their removal, as set forth herein above, all alterations, improvements, additions and utility installations which may be made on the Premises, shall become the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this subparagraph, Lessee's machinery and equipment, other than that which is affixed to the Premises so that it cannot be

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     removed without material damage to the Premises, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of this paragraph.

               6.5.12 In addition to the insurance requirements set forth in
     Section 8.2 during the period of construction of any Alterations, Lessee and Lessee's contractors shall maintain Worker's Compensation, Builders All Risk and Public Liability Insurance and such other insurance as Lessor may reasonably require in an amount satisfactory to Lessor. All policies shall have coverage limits and be underwritten by such companies as Lessor shall approval, such approval shall not be unreasonably withheld and shall name Lessor as an additional insured thereunder. Before commencement of any Alteration, Lessee and Lessee's general contractor shall deliver certificates of all such insurance polices to Lessor.

          6.6 No Adverse Possession. Lessee shall not suffer or permit the Premises or any part or parts thereof to be used in such manner as might reasonably tend to impair Lessor's title to the Premises or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession, or of implied dedication of the Premises or any portion thereof.

          6.7 Lessee to Comply with Covenants, Etc. Lessee agrees that it will not use the Premises, or any part thereof, nor suffer or permit the same to be used in any manner which may violate any covenant, condition, reservation, agreement, easement, restriction or other Contractual Obligations, and Lessee agrees that it will observe and perform and will comply with and carry out the provisions of all such Contractual Obligations during the term of this Lease.

          6.8 Lessor's Cooperation Clause. Upon reasonable request from time to time, Lessor shall join with Lessee in executing: (i) any conveyance, dedication, grant of easement or license or other instrument as shall be reasonably necessary or convenient to provide public utility service to the Premises or in order to allow development or use of the Premises by Lessee, and
(ii) to the extent that the signature or approval of Lessor is required by any governmental body, applications for permits or other governmental authorization or approvals, provided that Lessee is not in violation of any of the provisions of this Lease. Lessor will join in such applications or other documentation without any cost or liability to Lessor in connection therewith, and Lessee shall indemnify and hold Lessor harmless from any cost, liability or expense arising therefrom.

          6.9 Entry by Lessor. Lessor, the first Mortgagee and their authorized representatives shall have the right to enter the Premises or any portion thereof at all

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reasonable times upon reasonable prior notice (except in cases of emergency, where no notice will be required) to Lessee: (a) for the purpose of inspecting the same or for the purpose of doing any work under Section 6.1, and may take all such action thereon as may be necessary or appropriate for any such purpose (but nothing contained in this Lease or otherwise shall create or imply any duty upon the part of Lessor to make any such inspection or do any such work), and
(b) for the purpose of showing the Premises to prospective purchasers and mortgagees and, within twelve (12) months prior to the expiration of the Term of this Lease, for the purpose of showing the same to prospective lessees. No such entry shall constitute an eviction of Lessee.

     7. Insurance and Indemnity.
        -----------------------

          7.1 Liability Insurance and Other Coverages. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of bodily injury and property damage insurance insuring Lessor, Lessee and the Mortgagees of the Premises against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than $10,000,000. The policy shall insure performance by Lessee of the indemnity provisions of this paragraph. The limits of said insurance shall not, however, limit the liability of Lessee hereunder. Such insurance shall also cover the Lessor under any ground lease or other lease to which the Premises is subject, and such other parties as Lessor may specify by notice to Lessee. In the event Lessee maintains blanket liability coverage, the total limits of liability required hereunder must be available to the Premises.

          During the term of this Lease, Lessee shall also maintain, at its expense, the following insurance coverages, except as otherwise approved from time to time by Lessor:

          (a) Business interruption/loss of rents insurance covering all risks referenced in Section 7.2.1, for the benefit of Lessor and, if Lessor so directs, for the benefit of all Mortgagees, as their interests may appear, covering risk of loss during the lesser of the first twelve (12) months of reconstruction or the actual reconstruction period necessitated by the occurrence of any of the covered hazards, in such amounts as may be customary for comparable properties in the area and in an amount sufficient to prevent Lessor or Lessee from becoming a co-insurer.

          (b) Boiler and Machinery coverage covering loss or damage, on a replacement cost basis, from explosion of any steam and pressure boilers, hot water heaters, and similar apparatus located in, on or about the Premises with limits of not less than the replacement cost of the Improvements. In the event coverage hereunder

PAGE 12 - LEASE
is afforded by more than one insurance company, all such companies shall furnish joint loss endorsement to the policies covering the risk set forth in this
Section 6.1(d).

          (c) Flood (if the Premises is located in whole or in part within any flood plain area as designated by any department or agency of the United States Government having jurisdiction), earthquake insurance (if such insurance is available at rates which are economically practical in relation to the risk covered), and such other hazards and in such amounts as may be customary for comparable properties in the area, provided the same is available at rates which are economically practical in relation to the risks covered, as determined by Lessee and reasonably approved by Lessor.

          (d) Worker's compensation insurance coverage for all persons employed by Lessee on the Premises with statutory limits and otherwise with limits of any provisions in accordance with the requirements of applicable local, state and federal law.

          (e) During the course of any construction, Builder's Risk coverage for the Premises written on an all risk or "special form" basis with privilege granted to occupy in an amount not less than the full amount of the construction cost, which shall include the value of building materials on the Premises, covering loss or damage by fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft vehicles, smoke, earthquakes, vandalism and malicious mischief, and flood insurance (if the Premises is in a flood hazard area), and such other hazards as may be included in broad form of extended coverage from time to time available.

          7.2 Property Insurance.
              ------------------

               7.2.1 Lessee shall also, at Lessee's expense, obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof, as the same may exist from time to time, which replacement value is presently agreed to be $__________, but in no event less than the total amount required by lenders having liens on the Premises, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood, earthquake and special extended perils (an "all risk" or "special form" policy as such term is used in the insurance industry). Said insurance shall provide for payment of loss thereunder to Lessor or to the holders of mortgages or deeds of trust on the Premises. In addition, Lessee shall obtain and keep in force during the term of this Lease a policy of rental value insurance covering a period of one year, with loss payable to Lessor, which insurance shall also cover all real estate taxes and insurance costs for said

PAGE 13 - LEASE
     period. If such insurance coverage has a defense clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount. Lessee shall be responsible for determining the applicability of Demolition and Increased Costs of Construction endorsements. If Lessee elects to provide blanket coverage over locations in addition to the Premises, Lessor reserves the right to require a specific endorsement or endorsements from the insurance companies affording such coverage evidencing coverage over the Premises in a sufficient amount to provide recovery on a Replacement Cost basis.

               7.2.2 Lessee shall insure its fixtures, equipment and tenant improvements.

          7.3 Insurance Policies. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least A-VIII, or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide." Lessee shall deliver to Lessor and Mortgagees and landlords copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses as required by this paragraph. No such policy shall be cancelable or subject to reduction of coverage or other modification except after 30 days' prior written notice to Lessor. Lessee shall, at least 30 days prior to the expiration of such policies, furnish Lessor with renewals or "binders" thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee upon demand.

          7.4 Payment of Casualty Insurance Proceeds. In case of any damage to or destruction of the Premises or any part thereof where the insurance proceeds to be collected are less than One Hundred Thousand Dollars ($100,000), the proceeds of any such insurance shall be paid to, and may be adjusted by, Lessee alone.

          In case of any damage to or destruction of the Premises or any part thereof where the insurance proceeds to be collected are One Hundred Thousand Dollars ($100,000) or more, the proceeds of any such insurance shall, at Lessor's election, be paid to the Depository to be disbursed in accordance with
Section 7.8 below, and will be adjusted by Lessee with the reasonable approval of Lessor.

          7.5 Separate Insurance Coverages. Without the prior written consent of Lessor, Lessee shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 7 to be furnished by Lessee unless Lessor and Lessee are included therein as additional named insureds, with loss payable as in this Lease. Lessee shall immediately notify Lessor whenever

PAGE 14 - LEASE
any such separate insurance is obtained and shall deliver to Lessor certificates evidencing the same.

          7.6 Compliance with Insurance Requirements. Lessee shall not violate or permit to be violated any of the conditions or provisions of any of the insurance policies, and Lessee shall so perform and satisfy the requirements of the companies writing such policies. Lessee further agrees to reasonably cooperate with lessor as and when requested to comply with loss prevention programs.

          7.7 Additional Coverages. On reasonable demand of Lessor or any Mortgagee, Lessee shall provide such other forms of insurance in such amounts, and/or the foregoing insurance in such additional amounts as the parties may from time to time approve, as are customarily furnished by Lessees under comparable leases in the case of property similar in use to the Premises and located in the area in which the Premises is situated, provided the same is available at rates which are economically practical in relation to the risk covered.

          7.8 Handling of Proceeds of Insurance. Insurance proceeds which are payable to Lessee alone in accordance with the provisions of Section 7 of this Lease shall be held by Lessee and used solely by Lessee to pay for the cost of making repairs, alterations and improvements to the Premises and doing such work as may be necessary to protect the Premises against further damage and for no other purpose. If the proceeds of insurance payable to Lessee alone under
Section 7 shall exceed such costs, such excess shall be promptly paid by Lessee to Lessor.

          The insurance proceeds which are payable to the Depository in accordance with the provisions of this Lease shall be held in trust for the purpose of paying for the cost of the work required to be performed by Lessee under Section 7 and the cost of making repairs, alterations and improvements to the Premises and doing such work as may be necessary to protect the Premises against further injury and shall be disbursed as provided in Section 7. The Depository shall be entitled to reasonable compensation payable out of such funds. If the insurance proceeds held by the Depository shall exceed such cost, such excess shall belong to and be paid over to the Lessor upon the completion of and payment for such work.

          7.9 Procurement by Lessor. If premiums on any insurance policy shall not be paid or if the memoranda of policies or certificates or evidence of payment of the premiums thereon shall not be so delivered to Lessor as required herein, or if Lessor learns of any cancellation of any policy required hereunder, Lessor may procure and/or pay for any such insurance for Lessor's benefit only and not for the benefit of Lessee after notice to Lessee and Lessee's failure to procure the same. Lessee may restore such coverage effective one year after the effective date of

PAGE 15 - LEASE
the insurance procured by Lessor provided Lessee furnishes evidence of such coverage and payment therefor at least sixty (60) days prior to the expiration of said one year in the form required. The amount so paid by Lessor with interest thereon at the interest rate specified in Section 4.6 from the date of payment shall become due and payable by Lessee as additional rent with the next or any subsequent installment of Base Rent which shall become due after such payment by Lessor; it being expressly covenanted that payment by Lessor of any such premium shall not be deemed to waive or release the default in the payment thereof by Lessee, or the right of Lessor to take such action as may be permissible hereunder as in the case of default in the payment of Base Rent.

          7.10 Subrogation Waiver Clause. Lessee agrees to include in each of its policies insurance against loss, damage or destruction by fire or other casualty, a waiver of the insurer's right of subrogation against the Lessor. If such waiver shall not be, or shall cease to be, obtainable without additional charge, Lessee shall pay such additional charge. Neither party shall be liable to the other for any loss or damage caused by any of the risks covered by a standard "all risk" or "special form" insurance policy, and there shall be no subrogated claim by one party's insurance carrier against the other party arising out of any such loss.

          7.11 Indemnity. Lessee shall indemnify and hold harmless Lessor, its agents and employees, and all present, future and successor mortgagees of Lessor's interest ("Mortgagee") (collectively, all of the foregoing are the "Indemnitees" and individually an "Indemnitee"), from and against any and all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and/or expenses, including attorneys' fees and expenses, which may be imposed upon or incurred by or asserted against Lessor, its agents or employees or any present, future or successor Mortgagee, by reason of (a) any accident, injury to any person (including death) or damage to property occurring on or about the Premises from all causes whatsoever (other than caused by any act of sole negligence or willful misconduct of the Indemnitee), (b) any loss arising out of any work performed on Premises by Lessee or any agent, employee or contractor of Lessee or by any assignee or sublessee of Lessee or any agent, employee or contractor of any such assignee or sublessee, (c) any default on the part of Lessee to perform or comply with any term of this Lease, (d) any claim for the performance of labor or the furnishing of materials or other property, at Lessee's request or at the request of anyone claiming under Lessee, in respect of the Premises or any part thereof, (e) any action or proceeding pertaining to the Premises, to which any Indemnitee is made a party or in which it becomes necessary in the judgment of Lessor, to defend or uphold the validity of the interest of Lessor in the Premises, and (f) any acts, omissions, or negligence of Lessee or the sublessees, contractors, agents, employees, invitees, customers, concessionaires, or licensees of Lessee (other than caused by any act of sole negligence or willful misconduct of the Indemnitee). In case

PAGE 16 - LEASE
any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel satisfactory to Lessor. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause, and Lessee hereby waives all claims in respect thereof against Lessor, except as may arise from the gross negligence or intentional misconduct of Lessor.

          7.12 Exemption of Lessor from Liability. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises, except as may arise from the gross negligence or intentional misconduct of Lessor.

     8. Damage or Destruction.
        ---------------------

          8.1 Definitions. As used herein the terms shall be defined as follows:

               8.1.1 "Partial Damage" shall mean if the Premises are damaged or destroyed to the extent the cost of repair is less than fifty percent (50%) of the market value at the date of loss, and Lessee's use of the Premises for its business is not materially interrupted for more than 180 days as a result of the damage.

               8.1.2 "Premises Total Destruction" shall mean if the Premises are damaged or destroyed to the extent the cost for repairs is fifty percent (50%) or more of the market value of the Premises at the date of loss or if Lessee's use of the Premises for its business is materially interrupted for more than 180 days as a result of such damage.

               8.1.3 "Insured Loss" shall mean damage or destruction covered by the insurance described in Section 8.2.1. The fact an insured loss has a deductible amount shall not make the loss an uninsured loss.

PAGE 17 - LEASE

               8.1.4 "Replacement Cost" shall mean the amount of money necessary to repair the damaged area to the condition immediately existing prior to the loss excluding all improvements made by Lessee.

          8.2 Premises Partial Damage. In the event of Partial Damage to the
Premises:

               8.2.1 If there is Partial Damage to the Premises which is an Insured Loss, Lessee shall at Lessee's expense, repair the damage as soon as reasonably possible and this Lease shall continue in full force and effect.

               8.2.2 If there is Partial Damage to the Premises which is not an Insured Loss, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense) Lessee may, at Lessee's option, either (a) repair the damage as soon as reasonably possible at Lessee's expense in which event this Lease shall continue or
     (b) if the Partial Damage is material (for which purpose, it will be deemed to be material if it would cost more than $1,000,000 to repair) give written notice to Lessor within thirty (30) days after the date of loss, of Lessee's cancellation and termination of this Lease which cancellation shall be effective as of the date of loss. It Lessee give such notice to cancel the Lease, Lessor shall have the right within ten (10) days after receipt of the notice to give lessee written notice of Lessor's intent to repair the damage at Lessor's expense, in which case this Lease shall continue and Lessor shall proceed to make such repairs as soon as reasonably possible.

          8.3 Premises Total Destruction. If there is total destruction of the Premises (unless it is not an Insured Loss and is caused by a negligent or willful act of Lessee in which event, Lessee shall make all necessary repairs at Lessee's expense) either party may elect by written notice given within thirty
(30) days of the date of loss, to terminate the Lease in which the Lease shall be terminated as of the date of loss.

          8.4 Damage Near End of Term. If the Premises are damaged during the last six (6) months of the Lease term (unless caused by a negligent or willful act of Lessee, in which case, Lessee shall make any required repairs at Lessee's expense), Lessee may, at Lessee's option, cancel and terminate this Lease as of the date of loss by written notice to Lessor given within thirty (30) days of the date of loss.

          8.5 Continuation of Rent. Rent payable for the period during which any damage, repair or restoration continues shall not be abated, nor shall Lessee have any claim against Lessor for any damage suffered by reason of such damage, destruction, repair or restoration.

PAGE 18 - LEASE

          8.6 Waiver. Lessor and Lessee waive the provisions of any statutes which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

     9. Property Taxes.
        --------------

          9.1 Definition of "Real Property Tax". As used herein, the term "Real Property Tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Premises. The term "Real Property Tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge herein above included within the definition of "Real Property Tax," or (ii) the nature of which was hereinbefore included within the definition of "Real Property Tax," or
(iii) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.

          9.2 Payment of Taxes. It shall be Lessee's responsibility to pay at least fifteen (15) days before the due date the Real Property Tax assessed against the Premises during the term of this Lease and contemporaneously provide Lessor written evidence of payment. Real Property Taxes payable for any partial lease year shall be prorated.

          9.3 Right to Contest. Lessee may contest in good faith, Real Property Taxes and for such purpose, Lessee at its expense may prosecute such appeals, suits, actions or other proceedings in Lessee's name or in the name of Lessor or both or defend such suits or Actions as Lessee deems appropriate. Lessee shall hold harmless and indemnify Lessor from and against, any lost, cost, expense or damage, including Lessor's reasonable attorneys fees incurred in connection with any such action or proceeding. Lessor shall upon request of Lessee cooperate with Lessee with respect to the filing and prosecuting of any such appeals, suits, actions or other proceedings, subject to Lessee's obligations of indemnity.

          9.4 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other

PAGE 19 - LEASE
personal property to be assessed and billed separately from the real property of Lessor.

     10. Utilities. Lessee shall pay during the term of this Lease for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon.

     11. Assignment and Subletting.
         -------------------------

          11.1 Lessor's Consent Required. Except as otherwise provided below, Lessee shall not (voluntarily, involuntarily, by operation of law or otherwise) assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises ("Transfer"), without Lessor' prior written consent. Lessor shall respond to Lessee's request for consent hereunder in a timely manner and any attempted Transfer without such consent shall be void, and shall constitute a breach of this Lease. In connection with any Transfer, (a) rent and other obligation of Lessee or any rights or powers of Lessor under this Lease will not be affected, and (b) if the Transfer involves an assignment of this Lease, the assignee shall execute and deliver to Lessor an agreement in form and substance in all respects reasonably satisfactory to Lessor whereby such assignee assumes and agrees to be bound by and perform all of the obligations of Lessee under this Lease.

          11.2 Information About Proposed Transferee. Notwithstanding anything contained in Section 11.1, in the event Lessee wishes to assign or otherwise make a Transfer of this Lease, Lessee shall first notify lessor of the name of the proposed transferee and of the material terms, provisions and conditions contained in the proposed Transfer, and shall provide Lessor with such information as to the proposed transferee financial condition, business experience and standing as Lessor may reasonably require.

          11.3 Terms Relating to Consent. As to any Transfer that requires Lessor's consent, Lessor shall not unreasonably withhold, delay or condition its consent to the proposed Transfer, provided:

          (i) the proposed transferee is of a financial standing which in Lessor's reasonable judgment will allow such proposed transferee to meet its obligations under this Lease as they become due; and

          (ii) the Premises will be used by such transferee for a use permitted by this Lease;

PAGE 20 - LEASE

          (iii) there shall be no material default by Lessee under any of the terms, covenants and conditions of this Lease at the time that Lessor's consent to any such Transfer is requested and on the effective date of the Transfer;

          (iv) Lessee shall reimburse Lessor for any reasonable expenses that may be incurred by Lessor in connection with the proposed Transfer, including, without limitation, the costs of making investigations as to the acceptability of a proposed transferee and reasonable legal expenses (but not to exceed $1,500) incurred in connection with the granting of any requested consent to the Transfer; and

          (v) any request for an assignment of this Lease shall be accompanied by the proposed instrument of assignment and the assignment document will provide that the assignee cannot further transfer its interest without complying with the transfer requirements of this Lease.

          11.4 No Release of Lessee. Regardless of Lessor's consent, no subletting or assignment shall release Lessee of Lessee's obligation or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee. Lessor may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease.

     12. Default, Remedies.
         -----------------

          12.1 Default. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

               12.1.1 The vacating or abandonment of the Premises by Lessee for a period of 10 days or more.

               12.1.2 The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, within ten (10) days after written notice is given to Lessee that such payment is due.

PAGE 21 - LEASE

               12.1.3 The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (b) above, where such failure shall continue for a period of 30 days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than 30 days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said 30-day period and thereafter diligently prosecutes such cure to completion.

               12.1.4 (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined by federal bankruptcy law (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days: or
     (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this paragraph is contrary to any applicable law, such provision shall be of no force or effect.

               12.1.5 The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee, and any of them, was materially false.

          12.2 Remedies. In the event of any such default or breach by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

               12.2.1 Termination of Possession. Terminate Lessee's right to possession of the Premises by any lawful means, in which case Lessee shall immediately surrender possession of the Premises to Lessor. Lessor may use the Premises for Lessor's own purposes or relet it upon any reasonable terms without prejudice to any other remedies that Lessor may have by reason of Lessee's default. None of these actions will be deemed an acceptance of surrender by Lessee. Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to: the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and any real estate commission actually paid; and the worth at the time of award by the court having jurisdiction thereof of the

PAGE 22 - LEASE
     amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee, not Lessor, proves could be reasonably avoided.

               12.2.2 Damage Claims. As used in this Lease, the "worth at the time of such award" will be computed by allowing interest on the damages incurred or the date of the award at the interest rate provided in Section 4.6, and by discounting to the time of judgment the amount of rent and other amounts payable under this Lease thereafter using a discount rate equal to one percent (1%) per annum above the discount rate of the Federal Reserve Bank of San Francisco at the time of judgment.

               12.2.3 Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

               12.2.4 Other Remedies for Lessee's Default. Lessor may sue periodically to recover damages as they accrue during the remainder of the lease term without barring a later action for further damages. Lessor may declare a default and exercise its remedies as to a specific property to which the event of default may relate, or against all properties that are leased by Lessor to Lessee (and all such leases are hereby cross-defaulted with each other).

               12.2.5 Without prejudice to any other remedy for default, Lessor may perform any obligation or make any payment required to cure a default by Lessee. The cost of performance, including attorneys' fees and all disbursements, shall immediately be repaid by Lessee upon demand, together with interest from the date of expenditure until fully paid at the same rate as provided in Section 4.6 (but not in any event at a rate greater than the maximum rate of interest permitted by law).

               12.2.6 Pursue any other remedy now or hereafter available to Lessor under applicable law.

          12.3 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises, Accordingly, if any installment of rent

PAGE 23 - LEASE
or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within 10 days after such amount shall be due, then, without any requirement fox notice to Lessee, Lessee shall pay to Lessor a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any other provision of this Lease to the contrary.

     13. Condemnation.
         ------------

          13.1 If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (hereafter collectively referred to as "Condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs.

          13.2 If more than 10 percent of the floor area of the building on the Premises, or more than 25 percent of the land area of the Premises which is not occupied by any building, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing only within 30 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 30 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession.

          13.3 Continuation of Lease After Partial Taking. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect and the Base Rent thereafter payable shall be equitably adjusted for the portion of the Premises no longer usable by Lessee. Such equitable adjustment will be mutually determined by the parties. The percentage reduction in Base Rent shall not exceed the same percentage reduction, if any, in the fair market value of the Premises caused by the taking.

          13.4 Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages. Provided, however, Lessee shall be entitled to any award for

PAGE 24 - LEASE
loss or damage to Lessee's trade fixtures and removable personal property, moving and relocation expenses and to the extent permitted by applicable law for the economic value to Lessee of the remaining Lease term. Lessee shall have the right, if permitted by law, to bring a separate action against the condemning body for any such items. If a separate action is not permitted, at Lessee's request, and provided Lessee reasonably assists and cooperates with Lessor, Lessor shall seek recovery and exercise reasonable efforts to obtain such value from the condemning authority and shall pay to Lessee the portion of any award or settlement designated in applicable settlement or decree as being paid with respect to such interest.

          13.5 Restoration; Handling of Condemnation Proceeds. Lessee shall promptly after such Condemnation restore that part of the Premises which remains to as nearly its former condition as circumstances will permit. Lessee shall not be required to expend any monies in excess of the condemnation award that Lessor made available to Lessee in the performance of such work. The award shall be payable to the Depository, at Lessor's option, for disbursement in the same manner as insurance proceeds. Any balance remaining after payment of all costs of restoration shall be paid to and retained by Lessor.

          13.6 Cooperation of Parties. Nothing herein contained shall be construed or deemed to vest in Lessee any ownership or title of or to the Premises. Lessor and Lessee shall cooperate with each other and Lessor shall have the right to designate counsel to represent Lessor and Lessee to represent the parties in any proceeding relating to a Taking.

          13.7 Temporary Taking. In the event of a Taking of all or any portion of the Premises for temporary use, the foregoing provisions of this Section 13 shall be inapplicable thereto, this Lease shall continue in full force and effect without reduction or abatement of Base Rent or additional rent and Lessee, alone, shall be entitled to make claim for, recover and retain any award recoverable in respect of such temporary use whether in the form of rental or otherwise. Any award paid for any period beyond the term of this Lease shall be paid to Lessor. If the award is made in a lump sum covering a period beyond the expiration of the term of this Lease, Lessor also shall be entitled to make claim for and participate in the award proportionately. If the award is made in a lump sum covering the entire period, or substantially the entire period of such temporary use and if it includes the amount of Base Rent and additional rent for such period, such portion of the lump sum as shall represent the Base Rent and additional rent shall be paid to the Depository to be held and disbursed for the payment of Base Rent and additional rent as they become due and the balance thereof shall belong to and be paid to Lessee.

PAGE 25 - LEASE

     14. Estoppel Certificate.
         --------------------

          14.1 Lessor and Lessee agree at any time upon ten (10) business prior written request by either party to the other, to execute, acknowledge and deliver, to the requesting party, a written statement certifying this Lease is unmodified and in full force and effect (or stating the modifications), the date to which the Rent has been paid in advance and whether there are any events or conditions which constitute a default under this Lease or which if not timely remedied would constitute a default under this Lease. It is intended a certificate delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the fee or leasehold interest or mortgagee or assignor of any mortgage upon the fee or leasehold interest in the Premises or by any assignee of Lessee.

          14.2 Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor's performance, and (iii) that not more than one month's rent has been paid in advance.

          14.3 If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past 3 years' financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

     15. Waiver of Lessor's Lien. Lessor waives any statutory liens and rights of distress with respect to the personal property (trade fixtures, equipment and merchandise) of Lessee from time to time located on the Premises ("Lessee's Property"). This Lease does not grant a contractual lien or security interest to Lessor with respect to Lessee's Property. As to any lender of Lessee having a security interest in Lessee's Property ("Lessee's Lender") Lessor agrees:

          15.1 To provide Lessee's Lender, upon written request of Lessee, a copy of any default notice given to Lessee under this Lease;

          15.2 To allow Lessee's Lender prior to any termination of the Lease or repossession of the Premises by Lessor the same period of time after receipt of such notice of default to cure the default as is allowed Lessee under this Lease) and

          15.3 To permit Lessee's Lender to enter upon the Leased Premises for the purpose of removing Lessee's Property any time within twenty (20) days after the

PAGE 26 - LEASE
effective date of any termination of this Lease or repossession of the Premises by Lessor. Lessor further agrees to execute and deliver such documents reasonably requested by Lessee's Lender, from time to time, to evidence or effect such waiver and agreements. Notwithstanding the foregoing, Lessor may condition its review and/or execution of any instrument required by Lessee or Lessee's Lender's upon Lessee's reimbursing Lessor for the actual, reasonable out-of-pocket costs in reviewing any such waiver, estoppel or other instrument. Lessor will not be required to recognize from time to time more than two Lessee's Lenders at any single time (for purposes of notice and cure rights or execution of documents).

     16. No Implied Covenant of Continuous Operation. Nothing in the Lease shall be construed as an implied covenant of continuous operation on the party of Lessee, and Lessor acknowledges there is no covenant of continuous operation on the part of Lessee expressed or implied. In the event Lessee elects to cease business operations at the Premises, such cessation shall not be deemed an event or default, nor shall such cessation relieve Lessee of any of its liabilities or obligations under this Lease. Lessee shall provide Lessor not less than fifteen
(15) days written notice of Lessee's intention to cease business operations at the premises.

     17. Lessor's Liability. The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title of the Premises, and in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any not-yet-earned funds or deposits in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

     18. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

     19. Interest on Past-Due Obligations. Any amount due to Lessor not paid when due shall bear interest at the rate specified in Section 4.6 from the date due, whichever is less. Payment of such interest shall not excuse or cure any default by Lessee under this Lease, provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

PAGE 27 - LEASE

     20. Time of Essence. Time is of the essence as to all provisions of this Lease.

     21. Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Neither Lessor nor any employees or agents thereof has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the Premises and Lessee acknowledges that Lessee assumes all responsibility regarding the legal use and adaptability of the premises and the compliance thereof with all applicable federal, state and local laws and regulations in effect during the term of this Lease, unless otherwise specifically stated in this Lease.

     22. Notice. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery, certified mail, facsimile or any other means which results in actual notice. If given personally or by certified mail, notice shall be deemed given if addressed to Lessee or Lessor at the address noted above or delivered to such address by leaving the notice during normal working hours with the person who is apparently in charge. Either party may by notice to the other specify a different address. Notices are effective on receipt. A copy of any notice delivered to Lessor shall be sent simultaneously to any Mortgagee of Lessor which (by notice to Lessee) requests copies of notices to Lessor and to the following: Stoel Rives LLP, 900 SW Fifth Avenue, Suite 2300, Portland, OR 97204-1268 (fax: 503-220-2480).

     For the purpose of this Lease, the term "receipt" shall mean the earlier of any of the following: (i) the date of delivery of the Notice to the address specified pursuant to this paragraph as shown on the return receipt or by the records of the courier, (ii) the date of actual receipt of the Notice by the office of the person or entity specified pursuant to this paragraph, or (iii) in the case of refusal to accept delivery or inability to deliver the Notice, the earlier of (A) the date of the attempted delivery or refusal to accept delivery,
(B) the date of the postmark on the return receipt, or (C) the date of receipt by the sending party of notice that the Notice has been refused or cannot be delivered.

     23. Leasehold Mortgages.

          23.1 Lessee may at anytime execute and deliver one or more mortgages or Deeds of Trust ("Leasehold Mortgage") of Lessee's leasehold estate and rights hereunder without the consent of Lessor. Provided however, Lessee shall at all times remain liable for the payment of all rent and the performance of all of the

PAGE 28 - LEASE
covenants and conditions of this Lease. Lessee shall provide Lessor written notice of a Leasehold Mortgage.

          23.2 If an event of default under this Lease occurs, written notice shall be sent by Lessor to any Leasehold Mortgagee and Lessor shall take no action to terminate this Lease or interfere with the occupancy, use or enjoyment of the Premises, subject to the following:

               23.2.1 If such event of default shall be a default in the payment of Rent, the Leasehold Mortgagee shall remedy such default with ten (10) days after the giving of such notice.

               23.2.2 If such event of default shall be a default in observing or performing any other covenant or condition to be observed or performed by Lessee, and such default can be remedied by the Leasehold Mortgage without obtaining possession of the Premises, the default shall be remedied not later than thirty (30) days after the giving of the notice as may be reasonably necessary to remedy such default.

               23.2.3 Leasehold Mortgagee Provisions. If the event of default can be remedied by the Leasehold Mortgagee only by obtaining possession of the Premises, the Leasehold Mortgagee shall obtain possession with diligence and continuity through a receiver or otherwise and shall remedy the default within thirty (30) days after obtaining possession or within additional period as may be reasonably necessary to remedy the default. Such limitations are solely for the benefit of the holder of the Leasehold Mortgage and will not extend or "toll" or otherwise affect in any manner the time periods in this Lease for default by Lessee or affect any right or remedy that Lessor may have against Lessee (including, without limitation, default interest, late charges, collection of damages, costs and other remedies) so long as Lessor is not taking action to terminate the Lease or dispossess Lessee. Lessor will not have a duty to recognize and give notice and cure rights to more than one Leasehold Mortgagee at any time.

          23.3 If this Lease terminates for any reason as a result of rejection pursuant to bankruptcy law or any other law effecting creditors rights, a Leasehold Mortgagee shall have the right within twenty (20) days after the effective date of such termination to enter into a new lease of the Premises with Lessor. The new Lease term shall begin on the termination date and shall continue for the remainder of the term of this Lease, Provided however, the Leasehold Mortgagee shall have remedied all defaults on the party of Lessee which are capable by being remedied by the payment of money or other reasonable performance obligations.

PAGE 29 - LEASE

          23.4 No Leasehold Mortgagee shall become liable for the performance or observation of any covenant or condition by Lessee hereunder, unless the Leasehold Mortgagee becomes the owner of the Lessee's interest upon the exercise of any remedy provided above, or enters into a new lease with Lessor pursuant to the preceding paragraph. Thereafter, the Leasehold Mortgagee shall be liable for the full and complete performance of all obligations under this Lease.

     24. Waivers. No waiver by Lessor or any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

     25. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

     26. Holding Over. If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, but all options granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.

     27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

     28. Covenant and Conditions. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

     29. Binding, Effect; Choice of Law. This Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of Oregon.

     30. Subordination, Non-Disturbance and Attornment.
         ---------------------------------------------

          30.1 On thirty (30) days after written request, Lessor shall obtain from any lender holding security for a loan encumbering Lessor's interest in the Premises and deliver to Lessee an executed NonDisturbance Agreement assuring Lessee,

PAGE 30 - LEASE
notwithstanding any defaults by Lessor or any foreclosure or deed in lieu thereof, this Lease shall continue in full force and effect and Lessee's possession of the Premises shall remain undisturbed except in accordance with the terms of this Lease, so long as Lessee is not in default hereunder.

          30.2 Lessee shall upon Lessor's thirty (30) day written request subordinate this Lease to any mortgage or Trust Deed placed on the Premises by Lessor provided the lender executes and delivers to Lessee a Non-Disturbance Agreement as provided above. Lessee shall, upon the request of the lender become a party of any such agreement and will agree if the lender succeeds to the interest of Lessor, Lessee shall recognize the lender (or any successor in interest) as its Landlord under the terms of this Lease.

          30.3 This Lease, at Lessor's option, shall be subordinate to any mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee or trustee shall elect to have this Lease prior to the lien of its mortgage or deed of trust, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of said mortgage or deed of trust or the date of recording thereof.

          30.4 In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or trust deed made by Lessor covering the Premises, Lessee shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Lessor under this Lease.

          30.5 Lessee agrees to execute any documents reasonably necessary or proper to effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgage, or deed of trust, as the case may be. Lessee's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Lessee hereunder.

     31. Attorney's Fees. If either party brings an action to interpret or enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the court. As used in this Lease, the term "attorneys' fees" or

PAGE 31 - LEASE

"expenses" (or similar references to attorneys' fees and costs or expenses of Lender) shall mean all attorneys' and paralegals' fees and expenses, whether in an action or proceeding, upon appeal therefrom, or in connection with any petition for review or action for rescission, or in a case or proceeding under the Bankruptcy Code or successor statute, including the adjudication of any issues that particularly relate thereto, or in connection with any other action to collect all or any portion of the Rent or Additional Rent or to enforce any provision of this Lease or to cure any default thereunder (whether or not suit is filed), and all costs of searching records, obtaining title reports, title insurance, and other reasonable costs incurred by Lessor and any Mortgagee of Lessor in connection with a default by Lessee, that are necessary or advisable at any time in the opinion of any such person for the protection of its interest or enforcement of its rights.

     32. Lessor's Access. Upon 24 hours' advance oral or written notice, Lessor and/or Lessor's agents shall have the right to enter the Premises during regular business hours for the purpose of inspecting the same, and showing the same to prospective purchasers, lenders, or lessees. Lessor may at any time place on or about the Premises any ordinary "For Sale" signs, provided such signs clearly indicate that the Premises, not Lessee's business, is for sale. Lessor may at any time during the last 120 days of the term hereof place in reasonable locations on or about the Premises a reasonable number of ordinary "For Lease" signs, all without rebate of rent or liability to Lessee.

     33. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent.

     34. Signs. Lessee shall not place any sign upon the Premises without Lessor's prior written consent. Provided, however, Lessee in hereby authorized to place an ordinary sign announcing its business on the existing standard located on the Premises.

     35. Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

     36. Consents. Wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld.

     37. Quiet Possession. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions, and provisions on Lessee's

PAGE 32 - LEASE
part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof, free from interference by Lessor or those claiming through Lessor, subject however to the Permitted Exceptions and all other terms of this Lease.

     38. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of Lessee, its agents and invitees from acts of third parties.

     39. Easements. Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material breach of this Lease.

     40. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

     41. Authority. Each individual executing this Lease on behalf of Lessee represents and warrants that he or she is duly authorized to execute and deliver this Lease.

     42. General Provisions.
         ------------------

          42.1 Holding Over. If Lessee remains in possession of the Premises or any part thereof after the expiration or sooner termination of the term of the Lease, such holding over, in the absence of a written agreement to the contrary, shall be deemed, if Lessor so elects, to have created and be construed to be a tenancy from month-to-month terminable on thirty (30) days' notice. Such month-to-month tenancy will be at a monthly rental equal to one hundred twenty-five percent (125%) of the sum of the monthly installment of Base Rent payable during the last month of the Lease Term. Lessee will otherwise continue to pay Additional Rent as provided in

PAGE 33 - LEASE
this Lease and perform its other obligations hereunder, all subject to all the other terms and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

          42.2 Exculpation of Lessor. Notwithstanding anything contained in the preceding paragraph or in any other provision hereof, Lessee shall look solely to the estate and interest of Lessor, its successors and assigns, in the Premises (and any condemnation, insurance or other proceeds thereof) for the collection of any judgment recovered against Lessor based upon the breach by Lessor of any of the terms, conditions of covenants of this Lease on the part of Lessor to be performed, and no other property or assets of Lessor shall be subject to levy, execution or other enforcement procedures for the satisfaction of Lessee's remedies under or with respect to either this Lease, the relationship of Lessor and Lessee hereunder, or Lessee's use and occupancy of the Premises.

          42.3 No Waiver, Etc., by Parties. No failure by a party to insist upon the strict performance of any term of this Lease or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial rent by Lessor during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

          42.4 Separability. Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Lessor shall not discharge or relieve Lessee from its obligation to perform the same. If any term or provisions of this Lease or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to persons and circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this lease shall be valid and shall be enforced to the extent permitted by law.

          42.5 Headings. The headings to the various sections of this Lease have been inserted for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

          42.6 Exculpation. Any general manager or trustee executing this Lease in such capacity shall be liable only in such capacity and not individually or otherwise.

PAGE 34 - LEASE

          42.7 Consents and Approvals. Wherever a party's consent, approval, decision or determination is required under this Lease, such consent or approval shall be given or decision or determination shall be made promptly, in writing and in a commercially reasonable manner. No approval or consent shall be valid or binding upon Lessor unless the same is in writing and signed by Lessor. In the event Lessee claims or asserts that Lessor has violated or failed to perform a covenant of Lessor not to unreasonably withhold its consent or approval, or in any case where Lessor's reasonableness in exercising its judgment is at issue, the dispute will be subject to arbitration pursuant to the provisions of ORS
36.300 et seq. Any consent granted by a party under this Lease shall not constitute a waiver of the requirement for consent in subsequent cases.

          42.8 Relationship of Parties; Disclaimer. The relationship of the parties to this Lease is Lessor and Lessee. Lessor is not a partner, joint venturer, joint employer, principal or agent of or with Lessee in any respect or for any purpose in the conduct of Lessee's business or otherwise. No provision of this Lease or previous (or subsequent) conduct or activities of Lessee of Lessor will be construed: (i) as making either party a partner, joint venturer, joint employer, principal or agent of or with each other, or (ii) as making Lessee or Lessor responsible for payment or reimbursement of any costs incurred by each other (except as may be expressly set forth herein or as expressly set forth in other written agreements executed by the parties).

          42.9 Authorization of Lease. Each person executing this Lease on behalf of Lessee or Lessor does hereby covenant and warrant that (a) the party has and is duly qualified to do business in the state in which the Premises is located, (b) the party has full right and authority to enter into this Lease and to perform all such party's obligations hereunder, and (c) each person (and all of the persons if more than one signs) signing this Lease on behalf of the party is duly and validly authorized to do so.

          42.10 Disclaimer. No provision of this Lease will be construed as a limitation on Lessee's right to conduct business in other locations, whether or not they might be deemed to be competitive with the Premises.

          42.11 Miscellaneous. Neither this Lease nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom the enforcement of the change, waiver, discharge or termination is sought. This Lease shall bind and inure to the benefit of Lessor and its successors and assigns and Lessee and its successors and, except as herein otherwise provided, its assigns. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. All pronouns or any variation thereof in this Lease shall be deemed to

PAGE 35 - LEASE
refer to masculine, feminine, neuter, singular or plural as the identity of the person or persons may require. All of the provisions of this Lease shall be deemed and construed to be "conditions" as well as "covenants" as though the words specifically expressing or importing covenants and conditions be used in each separate provision hereof.

          42.12 Acceptance of Surrender. No surrender to Lessor of this Lease or of the Premises or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

          42.13 No Merger of Fee and Leasehold Estates. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in the Property or any part thereof by reason of the fact that the same person, firm or corporation or other entity may acquire or own such estates directly or indirectly; and no such merger shall occur until all persons, firms, corporations and other entitled, including any Mortgagee, having any interest in this Lease and the leasehold estate created thereby and the fee estate in the Property or any party thereof shall join in a written instrument effecting such merger and shall duly record it.

          42.14 Mortgagee Requirements. This Lease will not be amended, nor will Lessor or Lessee mutually agree to cancel, terminate or surrender the leasehold estate of Lessee (other than exercise of any rights of cancellation or termination expressly set forth in this Lease), without the prior written consent of the first-lien Mortgagee of Lessor on the Premises.

     43. Special Provisions Applicable If Lessor Is or Becomes a REIT.
         ------------------------------------------------------------

          43.1 Application of Provisions. This Section 43 will be applicable if, and only if, the Lessor's interest under this Lease is held by a real estate investment income trust ("REIT") and will apply throughout the period such interest is held by a REIT.

          43.2 Real Estate Investment Trust Tax Provisions. If Lessor in good faith determines that its status as a real estate investment trust under the provisions of the Internal Revenue Code of 1986, as heretofore or hereafter amended, will be jeopardized because of any provision of this Lease, Lessor may request reasonable amendments to this Lease and Lessee will not unreasonably withhold, delay or defer its consent thereto, provided that such amendments do not (i) increase the monetary obligations of Lessee pursuant to this Lease or
(ii) in any other manner adversely affect Lessee's interest in the Premises.

PAGE 36 - LEASE

     44. Additional Provisions.
         ---------------------

          44.1 Lessor's Option to Maintain Certain Insurance. Lessor may, from time to time at its option, require that the so-called "all risk" or "special form" insurance on the building and improvements on the Premises be insured under insurance policies maintained by Lessor. In such event, Lessee will be responsible for reimbursing Lessor the cost of the insurance premiums on such policies; provided, that in the event Lessee believes that the cost of such insurance is greater than the premium cost if Lessee had maintained the same coverage (the "Competitive Rate"), then Lessee will provide to Lessor such information on such insurance and Competitive Rate if maintained by Lessee and the parties will mutually co-operate in steps to either re-place Lessor's insurance (so that the premium cost will be equal to or less than the Competitive Rate or to permit Lessee to maintain such coverage or otherwise limit the cost to Lessee so that it does not exceed the then-prevailing Competitive Rate.

          44.2 Property Tax, Insurance and Other Reserves. Lessor's first-lien Mortgagee of the Premises is, and/or may be in the future, requiring monthly reserves to be paid in advance on a monthly basis to accumulate funds as collateral for the performance of obligations with respect to the Premises, including (without limitation) reserves for payment of property taxes and assessments, insurance premiums, replacement and capital expenditure reserves, tenant improvement and leasing commission reserves, and other matters (the "Reserves"). Lessee agrees, in addition to and not as a credit against rent and other obligations under this Lease, to make to Lessor or, at the option of the first-lien Mortgagee, directly to the first-lien Mortgagee all payments of such Reserves that the Mortgagee may require under its Trust Deed or Mortgage. The parties will mutually co-operate on co-ordination of the handling of such payments for Reserves and any draws or disbursements from the Reserves to pay the expenses for which the Reserves were created.

          44.3 Concurrent Leases. This Lease is one of a group of leases ("Concurrent Leases") which Lessee is executing contemporaneously with Lessor pursuant to the terms of the sale-leaseback transaction described in the Purchase and Sale Agreement, of even date with this Lease, to which reference is hereby made (the "Sale Agreement"). Lessee specifically acknowledges and agrees that (i) the execution and delivery by Lessee of the Sale Agreement and the Concurrent Leases and this Lease are all part of a single sale-leaseback transaction, (ii) Lessee's timely and complete performance of all of its obligations under the Concurrent Leases is a material inducement to Lessor in its entry into this Lease, (iii) an Event of Default under one or more of the Concurrent Leases shall constitute a material breach by Lessee under this Lease, and (iv) Lessor would not be willing to purchase the

PAGE 37 - LEASE

Premises and enter into this Lease in the absence of the cross-default provision contained in this Lease and the Concurrent Leases.

          44.4 Cross-Default. Any event of default under this Lease or under any of the Concurrent Leases shall, at Lessor's option, be an event of default under this Lease and/or any one, more or all of the Concurrent Leases, collectively. Any notice of default given under any of the Concurrent Leases (the "Defaulted Lease") which, after expiration of any applicable grace period as provided in such Defaulted Lease, would constitute an Event of Default under such Defaulted Lease if not cured, and would thereupon constitute an Event of Default under this Lease (pursuant to the foregoing sentence), will be deemed a notice of default under all such leases, whether or not the other leases are specifically mentioned in the notice of default, so that Lessor shall not be required to give separate notices as to each lease or to "tack" time periods for performance and cure. No additional notice of any kind, other than the above described notice, shall be required to be given as a condition to the Lessor hereunder declaring an Event of Default under this Lease (or under any one, more or all of the Concurrent Leases) immediately upon the expiration without cure of the grace period, if any, provided in the Defaulted Lease with respect to the breach specified in the notice of default.

          44.5 Clarifications or Changes to Lease Required by First-lien Mortgage. The parties will promptly execute any clarification or amendment of this Lease required by the first-lien Mortgagee with respect to the matters stated in Section 30 (subordination, non-disturbance and attornment agreement), or as to the form of estoppel certificate, required Reserves, insurance and other matters. In addition, in the event the first-lien Mortgagee shall require other reasonable modifications of this Lease which do not materially increase the obligation of the Lessee hereunder, or interfere with or diminish Lessee's rights, Lessee agrees to execute such modification(s) upon the reasonable request of Lessor.

"LESSOR"                               "LESSEE"

PD PROPERTIES, L.L.C.                  G.I. JOE'S, INC.


By:______________________________      By:________________________________
Its:_____________________________      Its:_______________________________

Address:                               Address:
-------                                -------
Suite 350                              9805 Boeckman Dr.
9725 SW Beaverton-Hillsdale Hwy.       Wilsonville, Oregon  97070
Beaverton, Oregon  97005

PAGE 38 - LEASE

                                  EXHIBIT 10.7

                               Schedule of Leases

Party               Location        Square Footage     Base Rent      Rent Per Square Foot
-----               --------        --------------     ---------      --------------------
WREP 1998-1 LLC     Oak Grove           55,120          $38,818          $ .58/sq. ft.

WREP 1998-1 LLC     Lancaster           67,100          $53,503          $ .78/sq. ft.

WREP 1998-1 LLC     Wilsonville                         $63,315

WREP 1998-1 LLC     Tualatin            55,120          $55,100          $1.00/sq. ft.

WREP 1998-1 LLC     Gresham             55,120          $37,259          $ .68/sq. ft.